WISCONSIN POWER AND LIGHT COMPANY

                     First Mortgage Bonds, Series AA, ____%

                           due _________________, 2025


                               PURCHASE AGREEMENT

                                                           ____________, 1995


   MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
   PaineWebber Incorporated
   c/o Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
   Merrill Lynch World Headquarters
   North Tower
   World Financial Center
   New York, New York  10281

   Dear Sirs:

             Wisconsin Power and Light Company, a Wisconsin corporation (the "Company"), confirms its agreement with you with respect to the sale by the Company and the purchase by you, acting severally and not jointly, of the respective principal amounts of First Mortgage Bonds, Series AA, ____% due __________, 2025 of the Company ("Bonds") set forth in Schedule A hereto.

             The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.33- __________) and a related prospectus for the registration of the Bonds under the Securities Act of 1933 (the "1933 Act"). Such registration statement, as amended at the time it became effective under the 1933 Act, and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to you by the Company for use in connection with the offering of the Bonds which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from time to time as it is first provided to you for such use. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, all references to the "Prospectus" herein shall be deemed to include, without limitation, the form of prospectus and the abbreviated terms sheet, taken together, provided to the you by the Company in reliance on Rule 434 of the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement under the 1933 Act to register a portion of the Bonds and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-__________) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

             The Company understands that you propose to make a public offering of the Bonds.

             SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each of you as follows:

             (i) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

             (ii) At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, when filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and when so filed and at Closing Time referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus.

             (iii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (iv) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration statement present fairly the information required to be stated therein.

             (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

             (vi) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other jurisdiction.

             (vii) South Beloit Water, Gas and Electric Company ("South Beloit") is a corporation in good standing, duly organized and validly existing under the laws of the State of Illinois; has the corporate power and authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Prospectus; and South Beloit is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction.

             (viii) The Company has no "Significant Subsidiary" as such term is defined in Regulation S-X of the Commission and all of its subsidiaries in the aggregate are not material to the business, operations or affairs of the Company.

             (ix) The Company and South Beloit have statutory authority, franchises, licenses, rights-of-way, easements and consents, free from unduly burdensome restrictions and adequate for the conduct of the business in which each of them is engaged.

             (x) The Company has obtained a certificate of authority from the Public Service Commission of Wisconsin ("Wisconsin Commission") with respect to the Bonds and authorizing the issue and sale of the Bonds by the Company on the terms set forth or contemplated in this Agreement and in the Registration Statement; the Company will use its best efforts to make such additional filings as are required under said certificate of authority in a timely fashion.

             (xi) Other than WPL Holdings, Inc., no person or corporation, which is a "holding company" or a "subsidiary company" of a "holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote, 10% or more of the outstanding voting securities of the Company; and each of the Company and WPL Holdings, Inc. is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 which would require it to register thereunder.

             (xii) The Company and South Beloit have good and valid title to all or substantially all of their permanent fixed properties (including the specified undivided interests in generating units and plants referred to in the Prospectus), except as otherwise indicated in the Prospectus, subject (in the case of the Company) only to the lien of the Indenture, dated as of August 1, 1941, as supplemented and amended, between the Company and the trustees named therein (the original Indenture as supplemented and amended at the date of this Agreement being hereinafter referred to collectively as the "Indenture"), securing the Company's first mortgage bonds, and to permitted encumbrances and liens as defined in the Indenture.

             (xiii) The Company and its subsidiaries considered as one enterprise have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus.

             (xiv) The Company has authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and, except to the extent provided under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof, non-assessable; all of the issued and outstanding shares of common stock of the Company are owned of record and beneficially by the Company's parent, WPL Holdings, Inc.; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and, except to the extent provided under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

             (xv) The Indenture as to be supplemented by the supplemental indenture relating to the Bonds (the "Supplemental Indenture") (the Indenture as so supplemented and amended being hereinafter referred to as the "Indenture as Supplemented") adequately describes substantially all of the permanent fixed properties owned by the Company, except property expressly excluded or excepted by the terms of the Indenture from the lien thereof.

             (xvi) The Bonds have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company secured by the lien of and entitled to benefits provided by the Indenture as Supplemented, except (A) as the provisions of the Federal bankruptcy laws may affect the lien thereof on additional property acquired, and on proceeds, products, rents, issues or profits realized with respect to property subject to such lien, in each case, after the commencement of a proceeding under such laws, (B) as enforcement of certain provisions of the Indenture as Supplemented may be limited by the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Indenture as Supplemented and it contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it, except for the economic consequences of any delay caused by the application of such laws, (C) as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (D) subject to the availability of equitable remedies for the enforcement of such obligations; the Supplemental Indenture will be substantially in the form filed as an exhibit to the Registration Statement.

             (xvii) The Indenture as Supplemented has been duly authorized by all necessary corporate action on the part of the Company, and, when the Supplemental Indenture shall have been executed and delivered by the Company and the Trustees, will constitute a valid and legally binding instrument enforceable in accordance with its terms except (A) as the provisions of the Federal bankruptcy laws may affect the lien thereof on additional property acquired, and on proceeds, products, rents, issues or profits realized with respect to property subject to such lien, in each case, after the commencement of a proceeding under such laws, (B) as enforcement of certain provisions of the Indenture as Supplemented may be limited by the laws of the State of Wisconsin (where the property covered thereby is located), but the inclusion of such provisions does not affect the validity of the Indenture as Supplemented and it contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it, except for the economic consequences of any delay caused by the application of such laws, (C) as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (D) subject to the availability of equitable remedies for the enforcement of such obligations; and the Indenture as Supplemented and the Bonds will conform to the descriptions thereof in Prospectus.

             (xviii) The Indenture constitutes, and the Indenture as Supplemented, when the Supplemental Indenture shall have been duly filed for recording and recorded, will constitute, a valid and direct enforceable first mortgage lien, except (A) as the provisions of the Federal bankruptcy laws may affect the lien thereof on additional property acquired, and on proceeds, products, rents, issues or profits realized with respect to property subject to such lien, in each case, after the commencement of a proceeding under such laws, (B) as enforcement of certain provisions of the Indenture as Supplemented may be limited by the laws of the State of Wisconsin (where the property covered thereby is located), but the inclusion of such provisions does not affect the validity of the Indenture as Supplemented and it contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it, except for the economic consequences of any delay caused by the application of such laws, (C) as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally; and (D) subject to the availability of equitable remedies for the enforcement of such obligations, upon substantially all of the Company's permanent fixed properties, now owned or hereafter acquired free from all prior liens, charges or encumbrances except permitted encumbrances and liens as defined in the Indenture as Supplemented.

             (xix) The issue and sale of the Bonds and the compliance by the Company with all of the provisions hereof and of the Bonds and the Indenture as Supplemented will not result in a breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance other than the lien of the Indenture as Supplemented upon any of the property or assets of the Company pursuant to the terms of any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, and such action will not result in a violation of provisions of the Company's charter or by-laws, or any order, rule or regulation of any court or of any Federal or state regulatory body or other governmental body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory body or other governmental body is required for the issue and sale of the Bonds or the consummation of the other transactions contemplated by this Agreement or the Indenture as Supplemented, except the registration under the 1933 Act of the Bonds, the qualification of the Indenture as Supplemented under the Trust Indenture Act, the approval of the Wisconsin Commission and such consents, approvals, authorizations registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by you.

             (xx) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than a default which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

             (xxi) This Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries under any applicable law, administrative regulation or administrative or court decree.

             (xxii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. To the best to the Company's knowledge as used above shall mean the actual knowledge of the President of the Company and the General Counsel of the Company.

             (xxiii) This Agreement has been duly executed and delivered by the Company.

             (b) Any certificate signed by an officer of the Company and required to be delivered by the terms hereof to you or to your counsel shall be deemed a representation and warranty by the Company to each of you as to the matters covered thereby.

             SECTION 2. Sale and Delivery to You; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of you, severally and not jointly, and each of you, severally and not jointly, agrees to purchase from the Company, at the purchase price of _______ percent of the principal amount thereof, plus accrued interest from ____, 1995 to the Closing Time, the principal amount of Bonds set forth in Schedule A opposite your name.

             (b) Bonds to be purchased by each of you hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the Company, shall be delivered at the location specified by you in New York, New York by or on behalf of the Company to you for the account of each of you, against payment by each of you or on your behalf of the purchase price therefor by certified or official bank check or checks payable to the order of the Company, payable to the order of the Company in Clearing House funds at the office of Wisconsin Power and Light Company, 222 West Washington Avenue, Madison, Wisconsin 53703, at 9:00 a.m., Central Time, on ___________, 1995 or at such other time and date as you and the Company may agree upon in writing, such time and date being herein called the "Closing Time". Such certificates will be made available for checking and packaging at least twenty-four hours prior to the Closing Time at the location designated by you for such purpose.

             SECTION 3. Covenants of the Company. The Company covenants with each of you as follows.

             (a) The Company will notify the you immediately, and confirm the notice in writing, (i) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or the initiation of any proceedings for such purpose, and
   (iii) of the suspension of the qualification of the Bonds for the offering or sale in any jurisdiction or the initiation of any proceedings for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order or any or preventing or suspending the use of any Prospectus or suspending such qualification is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will prepare an abbreviated terms sheet that complies with the requirements of Rule 434 of the 1933 Act Regulations. If the Company elects not to rely on Rule 434, the Company will provide you with copies of the form of Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations, by the close of business in New York on the business day immediately succeeding the date hereof. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will provide you with copies of the form of 434 Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date hereof.

             (b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by you in connection with the offering of the Bonds which differs from the prospectus first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to such Rule 424(b) of the 1933 Act Regulations, or any abbreviated terms sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the you or your counsel shall reasonably object.

             (c) The Company will deliver to each of you and to your counsel one signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein).

             (d) The Company will furnish to each of you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

             (e) If any event shall occur as a result of which it is necessary, in the opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to your counsel, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to you a reasonable number of copies of such amendment or supplement.

             (f) The company will endeavor, in cooperation with you to qualify the Bonds for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Bonds have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect or a period of not less than one year from the effective date of the Registration Statement.

             (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

             (h) The Company will use the net proceeds received by it from the sale of the Bonds in the manner specified in the Prospectus under "Use of Proceeds".

             (i) Immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment of the Registration Statement (including an amended Prospectus), containing all information omitted from the Registration Statement at the time it became effective in reliance upon such Rule 430A.

             (j) During the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of trading restrictions on the Bonds, as notified to the Company by you, and (ii) the Closing Time, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after the Closing Time and which are substantially similar to the Bonds, without your prior written consent.

             SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing and distribution of this Agreement and the Supplemental Indenture
   (iii) the preparation, issuance and delivery of the certificates for the Bonds to you, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of Bonds under securities laws in accordance with the provisions of Section 3(f), including filing fees and the fees and the disbursements of your counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to you of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto including the abbreviated terms sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the printing and delivery to you of copies of the Blue Sky Survey, (viii) the fees, if any, of the National Association of Securities Dealers, Inc., (ix) any fees charged by securities rating services for rating the Bonds, and (x) the fees and expenses of the Trustees and any agent of the Trustees and the fees and disbursements of counsel for the Trustees in connection with the Indenture and the Bonds.

             SECTION 5. Conditions of Your Obligations. Your obligations hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder in all material respects, and to the following further conditions:

             (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of your counsel. The price of the Bonds and any price-related information previously omitted from the Registration Statement pursuant to Rule 430A of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to you of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

             (b)  At Closing time you shall have received:

             (i) The favorable opinion, dated as of Closing Time, of Foley & Lardner, counsel for the Company, in form and substance reasonably satisfactory to your counsel, to the effect that:

                  (A) The Company is a corporation validly existing under the laws of the State of Wisconsin, with corporate power and authority to carry on the business in which it is engaged and to own and operate the property used by it in such business, as described in the Prospectus.

                  (B) The authorized capitalization of the Company is as set forth in the Company's most recent financial statements included in the Prospectus as of the date for which such information is set forth.

                  (C) The Indenture as Supplemented is in due and proper form, has been duly and validly authorized by the necessary corporate action on the part of the Company, has been duly and validly executed and delivered and is a valid and binding instrument except (I) as the provisions of the Federal bankruptcy laws may affect the lien thereof on additional property acquired, and on proceeds, products, rents, issues or profits realized with respect to property subject to such lien, in each case, after the commencement of a proceeding under such laws, (II) as enforcement of certain provisions of the Indenture is Supplemented may be limited by the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Indenture as Supplemented and it contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it, except for the economic consequences of any delay caused by the application of such laws, (III) as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (iv) subject to the availability of equitable remedies for the enforcement of such obligations, provided that no opinion need be rendered as to the availability of the remedy of specific performance.

                  (D) This Agreement has been duly authorized, executed and delivered by the Company.

                  (E) The Bonds are in due and proper form; the issue and sale of the Bonds by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Bonds, when duly executed, authenticated and delivered to you against payment to the Company of the agreed consideration therefor, will be valid and binding obligations of the Company in accordance with their terms, secured by the lien of and entitled to the benefits provided by the Indenture as Supplemented, except (I) as the provisions of the Federal bankruptcy laws may affect the lien of the Indenture as Supplemented on additional property acquired, and on proceeds, products, rents, issues or profits realized with respect to property subject to such lien, in each case, after the commencement of proceeding under such laws, (II) as enforcement of certain provisions of the Indenture as Supplemented may be limited by the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of the Indenture as Supplemented and it contains legally adequate provisions for the realization of the principal legal rights and benefits afforded by it, except for the economic consequences of any delay caused by the application of such laws, (III) as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally, and (IV) subject to the availability of equitable remedies or the enforcement of such obligations, provided that no opinion need be rendered as to the availability of the remedy of specific performance; and the Bonds and the Indenture as Supplemented conform as to legal matters, in all material respects, with the statements concerning them made in the Prospectus under "Description of Bonds."

                  (F) The statements concerning the Bonds and the Indenture as Supplemented made in the Prospectus under "Description of Bonds" accurately set forth, in all material respects, the matters respecting the Bonds and the Indenture as Supplemented required by the 1933 Act and the Trust Indenture Act and the rules and regulations of the Commission under said Acts to be set forth in the Prospectus.

                  (G) The Wisconsin Commission has authorized the issue and sale of the Bonds; such authorization, to the best of their knowledge, is still in force and effect and no stay with respect thereto is pending or in effect and such authorization is sufficient for the issue and sale of the Bonds; the issue and sale of the Bonds are in conformity with the terms of such authorization; and no other approval, authorization, consent or order of any public board or body is legally required for the issue and sale of the Bonds to you pursuant to this Agreement or the carrying out of the provisions of this Agreement, except as may be required under the securities or "blue sky" laws of those jurisdictions in which the Bonds are sold or offered for sale.

                  (H) The Indenture as Supplemented has been qualified under the Trust Indenture Act.

                  (I) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company, the Indenture as Supplemented or any material contract, indenture, mortgage, loan agreement, note, lease or other similar instrument pursuant to which securities of the Company have been issued or pursuant to which the Company has assumed securities issued by others.

                  (J) The statements as to matters of law or legal conclusions expressed under "Item 1. Business - Regulation" in the Company's most recently filed Form 10-K Annual Report (the "Form 10-K") which is incorporated by reference in the Prospectus, with respect to the Public Utility Holding Company Act of 1935 and the jurisdiction of the Wisconsin Commission, the Wisconsin Department of Natural Resources, the Illinois Commerce Commission, the United States Department of Energy and the Federal Energy Regulatory Commission, and the statements as to matters of law or legal conclusions expressed under "Description of the Bonds - Security" in the Prospectus, have been prepared or reviewed by them and are correct in all material respects.

                  (K) The Company owns all of the Common Stock of South Beloit free and clear of any pledge, lien, or encumbrance.

                  (L) South Beloit is a corporation in good standing and validly existing under the laws of the State of Illinois with corporate power and authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Prospectus.

                  (M) No authorization, approval or consent of any court or governmental authority or agency is required in connection with the sale of the Bonds to you, except such as may be required under the 1933 Act, the Trust Indenture Act and state securities laws and by the Wisconsin Commission.

                  (N) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of or default under, the charter or by-laws of the Company or any material contract, indenture, mortgage, loan agreement, note, lease, or other instrument to which the Company is a party or by which it may be bound, or any law, administrative regulation or court decree which if violated would have a material adverse effect on the Company or the transactions contemplated by this Agreement.

                  (O) To the best of their knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (P) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to Closing Time (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended ("Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder.

                  (Q) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to Closing Time (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder. The 434 Prospectus conforms to the requirements of Rule 434 of the 1933 Act Regulations.

                  (R) The Company has good and sufficient title to all or substantially all of the permanent fixed properties owned by it, including those described or referred to in the Prospectus, except as otherwise indicated therein, subject only to the lien of the Indenture as Supplemented and to permitted encumbrances and liens as defined in the Indenture as Supplemented (such counsel may note that certain of such properties are owned by the Company as tenant-in-common); and the Indenture as Supplemented constitutes a valid, direct first mortgage lien, subject only to permitted encumbrances and liens, upon all or substantially all such permanent fixed properties now owned by the Company (with the exception of the properties excepted and excluded from such lien); all permanent fixed properties (other than property of the character excluded by the Indenture as Supplemented from its lien) thereafter acquired by the Company and located in counties in Wisconsin in which the Indenture as Supplemented shall be of record will, upon acquisition, become subject to the lien of the Indenture as Supplemented, subject, however, to permitted encumbrances and liens, any liens existing or placed thereon at acquisition, and any liens which might intervene prior to the filing or recording of the instrument containing a sufficient legal description confirming of record that such property is subject to the lien of the Indenture as Supplemented, except as the existence or validity of the lien of the Indenture as Supplemented may be affected by the application of bankruptcy, insolvency or other laws affecting the rights of creditors' generally; and the Indenture as Supplemented is enforceable in accordance with its terms, except (I) as the provisions of bankruptcy, insolvency or other laws affecting creditors' rights generally and equitable principles (whether asserted in a court of equity or at law) relating to the rights of creditors generally may affect the enforcement of the provisions thereof, (II) as enforcement of provisions of the Indenture as Supplemented may be limited by the laws of the State of Wisconsin affecting certain waivers, consents, approvals or remedies for the enforcement of the security provided for in the Indenture as Supplemented (which laws do not, in the opinion of such counsel, make the remedies therein legally inadequate for realization of the principal legal rights and benefits of such security) or (III) as may be limited by bankruptcy or insolvency laws or other applicable laws affecting the enforcement of creditors' rights generally, including the availability of equitable remedies and general principles of equity; the foregoing opinions in this paragraph are qualified by the following: no examination of title covering rights-of-way for transmission or distribution lines and systems or easements of any kind has been made inasmuch as the Company believes that the expense incident to the obtaining of abstracts or title searches and of examinations in respect thereto would be in excess of the cost of reacquiring by condemnation or purchase, possession and use of such parts of such rights-of-way or easements as might be held under defective titles, and accordingly, the opinion shall not cover such rights-of-way or easements; as used herein the term "permanent fixed properties" means real property and improvements thereon constituting real estate which are used or were acquired for use in the Company's utility operations; the foregoing opinion, may, as to factual matters, be made in reliance on certificates of officers of the Company, and may, as to matters of title, rely on abstracts, title policies or other title searches, all of which such counsel believes are appropriate for reliance; such counsel may also rely on certificates of officers of the Company to the effect that certain parcels described in the Indenture as Supplemented are rights-of-way or easements and that certain parcels are not used or were not acquired for use in the Company's utility operations.

                  (S) The Indenture as Supplemented has been duly filed for record in Dane County, Wisconsin, where the registered office of the Company is located and in each county in Wisconsin in which, such counsel has been advised by a certificate of an officer of the Company, the Company owns any real property described in and conveyed by the Indenture as Supplemented.

                  (T) To the best of their knowledge and information there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to, filed or incorporated by reference.

             (ii) The favorable opinion, dated as of Closing Time, of Sidley & Austin, your counsel, with respect to the matters set forth in (A), (C),
   (E), (F), (H), and (Q), of subjection (b)(i) of this section.

             (iii) In giving their opinions required by subsections (b)(i) and (b)(ii), respectively, of this Section, Foley & Lardner and Sidley & Austin shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements, supporting schedules and other financial and statistical data included therein, as to which no comment need be made), at the time it became effective or at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, supporting schedules and other financial and statistical data included therein, as to which no comment need be made), at the date hereof, (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with the offering of the Bonds which differs from the Prospectus first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to you for such use), or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving its opinions, Sidley & Austin may rely as to matters of Wisconsin law upon the opinion of Foley & Lardner.

             (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change or development, (ii) the representations and warranties in Section 1 are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such officers, no proceedings for that purpose have been initiated or threatened by the Commission.

             (d) At the time of the execution of this Agreement, you shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which cause them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited amounts of operating revenues, income before interest expense and net income set forth under "Selected Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, or (C) at a specified date not more than five business days prior to the date of this Agreement, except for changes, increases or decreases which are described in such letter, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the December 31, 1994 balance sheet included in the Registration Statement, or during the period from December 31, 1994 to a specified date not more than five business days prior to the date of this Agreement, there were any decreases as compared with the corresponding period in the preceding year, in operating revenues, income before interest expense or net income of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain ratios, amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you and have found such ratios, amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

             (e) At the Closing Time you shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five business days prior to Closing Time.

             (f) At the Closing Time, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Bonds as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained.

             If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4.

             SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each of you and each person, if any, who controls each of you within the meaning of Section 15 of the 1933 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by you to represent you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) and (ii) above;

             provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

             and provided further, that the Company shall not be liable to you to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and if you, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, thereafter fail to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Bonds to the person asserting such loss, liability, claim, damage or expense who purchased such Bonds which are the subject thereof from you.

             (b) Each of you severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment of supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

             (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

             SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which an indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages and expenses incurred by the Company and you, as incurred, in such proportions that you are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation. For purposes of this Section, each person, if any, who controls either of you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company, each officer of the Company, who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

             SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of either of you or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Bonds to you.

             SECTION 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Bonds or to enforce contracts for the sale of the Bonds, or (iii) if trading in the Common Stock of WPL Holdings, Inc. has been suspended by the Commission, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said Exchange or by order of the Commission of any other governmental authority, or if banking moratorium has been declared by either Federal, New York or Wisconsin authorities, or (iv) if the rating assigned by any nationally recognized securities relating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since such date, or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

             (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

             SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you c/o Merrill Lynch & Co. at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of _________________, Vice President; notices to the Company shall be directed to it at 222 West Washington Avenue, P. O. Box 2568, Madison, Wisconsin 53701-2568, attention of Erroll B. Davis, Jr., President and Chief Executive Officer.

             SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company and your and its respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than you and the Company and your and its respective successors, heirs and legal representatives, and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of you and the Company and your and its respective successors, heirs and legal representatives and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds from you shall be deemed to be a successor by reason merely of such purchase.

             SECTION 12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

             If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparties, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                 Very truly yours,

                                 WISCONSIN POWER AND LIGHT COMPANY




                                 By:  ____________________________
                                      (President)

   CONFIRMED AND ACCEPTED
   as of the date first above written.

   MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith Incorporated
   PAINEWEBBER INCORPORATED

   By:  Merrill Lynch, Pierce, Fenner & Smith
        Incorporated



   By:  ______________________________________________
        Title:  ______________________________________
        Investment Banking Group

                                   SCHEDULE A

                                                Principal Amount
             Name of Underwriters                   of Bonds

   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated                            $

   PaineWebber Incorporated
                                                ------------
        TOTAL                                   $ 60,000,000